Exhibit 10.65-A

AMENDMENT TO 1998 INCENTIVE PLAN

OF

INDUSTRIAL DATA SYSTEMS CORPORATION

A Nevada Corporation

Adopted December 20, 2001

Section 2.1 of the 1998 Incentive Plan of Industrial Data Systems Corporation, a Nevada corporation, was amended in its entirety to read as follows effective December 20, 2001:

“2.1 Maximum Number of Shares. Subject to the provisions of Section 2.2 and Section 9, the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall be 1,400,000.”